UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

P&F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 Par Value	PFIN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2021, P & F Industries, Inc. (the “Company”) and Richard A. Horowitz (“Mr. Horowitz”), the Chairman of the Company’s Board of Directors (the “Board”), and its President and Chief Executive Officer, entered into an Executive Employment Agreement (the “Employment Agreement”), effective as of January 1, 2022, which agreement was approved by the Compensation Committee of the Board (the “Compensation Committee”) on December 13, 2021, following consultation with the independent directors of the Board. The Compensation Committee utilized the services of Steven Hall & Partners, an independent compensation consulting firm, as well as the services of special legal counsel to the Compensation Committee. The Company’s currently effective employment agreement with Mr. Horowitz expires on December 31, 2021.

The Employment Agreement provides for Mr. Horowitz to serve as the Company’s President and Chief Executive Officer and, if elected by the Board, Chairman of the Board, for a term expiring on December 31, 2024, unless sooner terminated pursuant to the provisions of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Horowitz will receive a minimum annual base salary of $825,000 beginning January 1, 2022. Mr. Horowitz’s base salary will be reviewed annually by the Board (or a committee thereof) and may be increased, but not decreased, from time to time. Mr. Horowitz will be eligible for an annual incentive payment in accordance with the terms and conditions of the Company’s Bonus Plan (as defined in the Employment Agreement”) so long as Mr. Horowitz remains employed by the Company on December 31 of the year to which such incentive payment relates. with performance goals to be set by the Compensation Committee in its sole discretion (after discussions with Mr. Horowitz), with a target of 55% of his then-current base salary, and a maximum bonus based on exceeding performance targets as established by the Compensation Committee of 165% of his then-current base salary. The Compensation Committee may reduce the percentage of the target bonus and the maximum bonus and apply such target amount to a long-term cash award. Mr. Horowitz will also receive (i) senior executive level employee benefits, (ii) a Company-provided automobile and the payment of certain related expenses and (iii) payment and/or reimbursement of certain legal and consultants’ fees in connection with the Employment Agreement. Mr. Horowitz received no equity grants in connection with the Employment Agreement.

Subject to the next paragraph, in the event Mr. Horowitz’s employment is terminated by the Company without Cause (as defined in the Agreement), or Mr. Horowitz resigns for Good Reason (as defined in the Agreement), then subject to his execution of a general release, (i) he will continue to receive his base salary for 24 months, (ii) he will receive payments for accrued but unpaid salary, prior period bonus and eligible unreimbursed expenses, (iii) he will receive a pro rata bonus for the year of termination (the “Pro Rata Bonus”), and (iv) the Company will pay him monthly an amount equal to the difference in his COBRA premium and the active employee contribution for medical coverage for a period of up to 36-months.

In the event Mr. Horowitz’s employment is terminated by the Company without Cause or he resigns for Good Reason, in either case within two years following a Change in Control (as defined in the Agreement) (other than a 409A Change in Control (as defined in the Agreement), then subject to his execution of a general release, he will receive the payments set forth in the previous paragraph; provided, that he will receive his base salary for 36 months. In the event Mr. Horowitz’s employment is terminated by the Company without Cause or he resigns for Good Reason within two years following a 409A Change in Control, then subject to his execution of a general release, he will receive the base salary severance payment set forth in the first sentence of this paragraph in a lump sum rather than in installments. Notwithstanding the foregoing, in the event an Excise Tax (as defined in the Employment Agreement) would otherwise be incurred by Mr. Horowitz, amounts paid to Mr. Horowitz upon a Change in Control will be reduced to 2.99 times his “base amount” (as determined in accordance with Sections 280G of the Internal Revenue Code of 1986, as amended) if such amount would result in a higher after-tax net payment to Mr. Horowitz as compared to paying the Excise Tax.

In the event Mr. Horowitz’s employment is terminated due to Disability (as defined in the Agreement) or his death, he (or his estate and or dependents, as applicable) shall receive (i) any unpaid base salary through the date of termination; (ii) any annual bonus earned but unpaid with respect to the fiscal year ending on or preceding the date of termination; (iii) his Pro Rata Bonus for the fiscal year in which his termination occurs; and (iv) certain COBRA-related payments for up to 36 months.

Pursuant to the Employment Agreement, during term of his employment and for a period of 24 months after termination of his employment, Mr. Horowitz is prohibited from (i) competing with the Company, (ii) soliciting or hiring the Company’s employees, representatives or agents, or (iii) soliciting any of the Company’s customers. The Employment Agreement also prohibits Mr. Horowitz from using or disclosing any of the Company’s non-public, proprietary or confidential information.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Executive Employment Agreement, effective as of January 1, 2022, between the Company and Richard A. Horowitz.

	104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: December 15, 2021
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President, Chief Operating Officer and
Chief Financial Officer